HOTCHKIS AND WILEY VARIABLE TRUST
#77. O)  Transactions Subject to Rule 10f-3

Equity Income VIP Portfolio

Name of Issuer:                         USEC, Inc.
Type of Security:                       Common Stock
Trade Date:                             07/22/98
Maturity Date:                          N/A
Interest Rate:                          N/A
Total Shares Purchased:                 500
Total Purchase:                         $7,125
Aggregate shares of offering:           100,000,000
Aggregate value of offering:            $1,425,000,000
Securities acquired from:               Morgan Stanley
Underwriting Syndicate's Members:       Merrill Lynch, Pierce, Fenner
                                               & Smith, Inc.
                                        Morgan Stanley & Co. Inc.
                                        M.R. Beal & Company
                                            Janney Montgomery Scott, Inc.
                                            Lehman Brothers, Inc.
                                            Prudential Securities Inc.
                                            Smith Barney, Inc.


International VIP Portfolio

Name of Issuer:                         Sonera OYJ
Type of Security:                       Common Stock
Trade Date:                             11/10/98
Maturity Date:                          N/A
Interest Rate:                          N/A
Total Shares Purchased:                 24,842
Total Purchase:                         1,117,890 FIM
Aggregate shares of offering:           100,150,000
Aggregate value of offering:            4,506,750,000 FIM
Securities acquired from:               Kleinwort & Benson
Underwriting Syndicate's Members:           Credit Suisse First Boston
                                            Goldman Sachs International